Exhibit 10.3

General Release

I, John Ballbach, in consideration of and subject to the performance by VWR Management Services LLC, a Delaware limited liability company (together with its affiliates, the “Company”), of its obligations under this General Release and the Amended and Restated Employment Letter between me and the Company, dated as of December 20, 2010 (the “Agreement”), including, without limitation, the Company’s payment to me of the Severance Benefits (as defined below), do hereby release and forever discharge as of the date hereof the Company and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and the Company’s direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.

1.	I understand that the Severance Benefits represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the Severance Benefits unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. For purposes of this General Release, the “Severance Benefits” shall mean (x) a cash payment in the amount of $4,211,636 (less applicable withholdings and deductions), which shall be paid to me in equal installments in accordance with the Company’s normal payroll practices during the 12 month period commencing on the first payroll date after the effective date of this General Release and (y) continued participation (for me and my covered dependents) in the Company’s medical, dental, prescription drug, vision and other health plans from the date hereof through and including January 31, 2014.

2.	Except as provided in paragraph 4 below and except for the provisions of my Employment Agreement which expressly survive the termination of my employment with the Company (including, without limitation, the Sections thereof entitled “Insurance and Indemnification” and “Legal Fees”), I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.	I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967). In addition, and notwithstanding anything contained herein to the contrary, the Claims released in this General Release shall not include my rights with respect to any of the following: (i) my rights under this General Release (including, without limitation, my right to receive the Severance Benefits and the Consulting Payment (as defined below)); (ii) my right to receive all earned but unpaid base salary and other vested benefits in accordance with the terms of the benefit plans of the Company or any other Released Party; (iii) my right to continued health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, which continuation rights shall commence on the date on which the coverage under clause (y) of the Severance Benefits definition ceases; (iv) my rights as a shareholder or other equityholder of the Company or any other Released Party; and (v) my right to indemnification, whether under the Employment Agreement, the operating documents or by-laws of the Company or any other Released Party or otherwise.

5.	In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned in paragraph 2. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned in paragraph 2. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim covered by paragraph 2 seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim covered by paragraph 2 brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending claim involving me of the type described in paragraph 2 as of the execution of this General Release.

6.	I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7.	Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity or any recognized subpoena power.

8.	Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

9.	In consideration for the payment (the “Consulting Payment”) by the Company to me of the amount of $1,000,000.00 (One Million Dollars), less all applicable withholdings and deductions, I agree that I shall provide consultation as reasonably requested by the Company’s Chief Executive Officer or Directors for a period of up to six months following the date of this General Release; provided, however, that such consulting services shall not exceed three hours per week. Such payment shall be in addition to the Severance Benefits, and shall be payable in equal installments during the period of twelve months following the date of this General Release. I acknowledge that any consultation that I provide pursuant to this Section 9, shall be as an independent contractor, and I shall not be considered or deemed to be an agent or employee of the Company for any purpose, including the payment or provision of any employee benefit, following the end of my Employment Period.

10.	The Company agrees that it shall (or shall cause a related party to) exercise its Repurchase Option pursuant to, and in compliance with the terms of, the Management Unit Purchase Agreement relating to the Class A Preferred Units and Class A Common Units of Varietal Distribution Holdings, LLC held by me (directly or indirectly).

11.	The Company shall pay me, within 15 business days after the date of the execution of this General Release, an amount not to exceed $15,000 as a reimbursement for the legal fees and expenses incurred by me in connection with the negotiation and execution of this General Release.

12.	Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(i)	I HAVE READ IT CAREFULLY;

(ii)	I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(iii)	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(iv)	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(v)	I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON JULY 25, 2012 TO CONSIDER IT AND THE CHANGES MADE SINCE THE JULY 25, 2012 VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(vi)	I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(vii)	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(viii)	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

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DATE: July, 26, 2012	/s/ John M. Ballbach
John Ballbach

DATE: July, 26, 2012	/s/ Paul Dumas
VWR Management Services, LLC

DATE: July, 26, 2012	/s/ Paul Dumas
VWR International, LLC (as a guarantor of the Company’s payment obligations hereunder and under the Agreement)

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